Exhibit 32.1

Certification of CEO and CFO
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Building Materials Corporation of America (the “Company”) for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Samuel J. Heyman, as Acting Chief Executive Officer of the Company, and John F. Rebele, as Senior Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SAMUEL J. HEYMAN
Name:	Samuel J. Heyman
Title:	Acting Chief Executive Officer

Date:  March 29, 2006

/s/ JOHN F. REBELE
Name:	John F. Rebele
Title:	Senior Vice President, Chief Financial Officer and Chief Administrative Officer

Date:  March 29, 2006

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.